Participant Enrollment

403(b) Plan

Plan Name	Plan Number

Participant Information

Are you a U.S. Citizen? ❑ Yes ❑ No	If not, what is your country of citizenship?

Last Name	First Name	MI
(The name provided MUST match the name on file with Service Provider.)

Mailing Address

City	State	Zip Code

( )	( )
Home Phone	Work Phone

( )
Mobile Phone

Occupation/Title	Employee Number

Social Security Number

E-Mail Address

❑ Married ❑ Unmarried

❑ Female ❑ Male ❑ Nonbinary ❑ Unspecified

Mo	Day	Year

Date of Birth

Name of Spouse

Payroll Information

The compensation paid to me each pay period will be reduced by the amount or percent on my Salary Reduction Agreement with my Employer and will be contributed to the Plan on my behalf as indicated below. If my Employer has elected to have me use this form to make a Salary Reduction
Agreement, I hereby authorize my Employer to reduce my compensation by the amounts shown below on and after the Payroll Effective Date and to contribute such amounts to the Plan on my behalf, and by remitting the amount elected below, my Employer agrees to reduce my compensation and contribute such amounts to the Plan on my behalf in accordance with this Salary Reduction Agreement.

Before Tax - The amount that you may contribute to all plans each year is up to $24,500.00 or 1% - 100% of your compensation. The amount that you may contribute is not to exceed the annual maximum contribution allowable under the Internal Revenue Code and applicable regulations and/or the provisions of your Plan.

❑

$__________ or __________% (do not complete both) (per pay period) of my compensation as Before Tax contributions
I understand that these contributions will be withheld from my paycheck and contributed by the employer to the Plan on my behalf for allocation to my Before Tax account.

Note: The total of your annual before-tax and Roth deferrals cannot exceed $24,500.00. Your before-tax and Roth deferrals must be specified consistently (both as a percent or both as a dollar amount). If I am 50 years of age or older and I am eligible for a catch-up contribution, I understand
I may exceed this total.

Catch-up Note: If you are making the maximum contributions allowable and are eligible to make additional contributions, please use the
“Paycheck Contribution Election Form”.

Payroll Effective Date:				Date of Hire:
	Mo	Day	Year		Mo	Day	Year

Investment Option Information (applies to all contributions) - Please refer to your enrollment materials for information regarding each investment option.

Mutual Fund Select Portfolio (“MFSP”) Funding Options

	INVESTMENT				INVESTMENT
FUNDING OPTION NAME	OPTION CODE			FUNDING OPTION NAME	OPTION CODE
Strategic Value Annuity (Fixed Option)	SYKL2T	______	%	American Funds Eupac R3	RERCX	______	%
T. Rowe Price 2010 Adv	PARAX	______	%	DWS Small Cap Core A	SZCAX	______	%
T. Rowe Price 2015 Adv	PARHX	______	%	Touchstone Mid Cap Growth A	TEGAX	______	%
T. Rowe Price 2020 Adv	PARBX	______	%	Columbia Large Cap Index A	NEIAX	______	%
T. Rowe Price 2025 Adv	PARJX	______	%	Davis New York Venture Fund - A	DV-NYV	______	%
T. Rowe Price 2030 Adv	PARCX	______	%	MFS Value A	MEIAX	______	%
T. Rowe Price 2035 Adv	PARKX	______	%	T. Rowe Price Blue Chip Growth Adv	PABGX	______	%
T. Rowe Price 2040 Adv	PARDX	______	%	Oakmark Equity & Income I	OAKBX	______	%
T. Rowe Price 2045 Adv	PARLX	______	%	PIMCO Real Return R	PRRRX	______	%
T. Rowe Price 2050 Adv	PARFX	______	%	PIMCO Total Return R	PTRRX	______	%

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Last Name	First Name	M.I.	Social Security Number	Number

INVESTMENT
FUNDING OPTION NAME	OPTION CODE
T. Rowe Price 2055 Adv	PAROX	______	%
				MUST INDICATE WHOLE PERCENTAGES	=100%

Additional Feature

Account Beneficiary Designation

Subject to and in accordance with the terms of the plan, I am making the following beneficiary designations for my vested account balance in the event of my death. If I have more than one primary beneficiary, the account will be divided as specified. If a primary beneficiary predeceases me, his or her benefit will be allocated to the surviving primary beneficiaries. Contingent beneficiaries will receive a benefit only if there is no surviving primary beneficiary, as specified. If a contingent beneficiary predeceases me, their share will be allocated among the surviving contingent beneficiaries. If I fail to designate beneficiaries, amounts will be paid pursuant to the terms of the Plan Document or applicable state law. This designation is effective upon execution and delivery to MetLife. I have the right to change the beneficiary designations. If any information is missing, additional information may be required prior to recording my designation. This designation supersedes all prior designations. Beneficiaries will share equally if percentages are not provided and any amounts unpaid upon death will be divided equally. Primary and contingent beneficiaries must separately total 100.00%. The number of primary or contingent beneficiaries you may name is not limited. Attach an additional sheet, if necessary for additional beneficiaries.

Primary Beneficiary(ies)

#1	.

	% of Account Balance Primary Beneficiary Name		Social Security Number	Date of Birth

	Street Address	City	State	Zip Code

	( )	Relationship (Required - If Relationship is not provided, request will be rejected and sent back for clarification.)
	Phone Number	❑ Spouse ❑ Child ❑ Parent ❑ Grandchild ❑ Sibling ❑ My Estate ❑ A Trust ❑ Other ❑ Domestic Partner

#2	.

	% of Account Balance Primary Beneficiary Name		Social Security Number	Date of Birth

	Street Address	City	State	Zip Code

	( )	Relationship (Required - If Relationship is not provided, request will be rejected and sent back for clarification.)
	Phone Number	❑ Spouse ❑ Child ❑ Parent ❑ Grandchild ❑ Sibling ❑ My Estate ❑ A Trust ❑ Other ❑ Domestic Partner

#3	.

	% of Account Balance Primary Beneficiary Name		Social Security Number	Date of Birth

	Street Address	City	State	Zip Code

	( )	Relationship (Required - If Relationship is not provided, request will be rejected and sent back for clarification.)
	Phone Number	❑ Spouse ❑ Child ❑ Parent ❑ Grandchild ❑ Sibling ❑ My Estate ❑ A Trust ❑ Other ❑ Domestic Partner

Contingent Beneficiary(ies)

#1	.

	% of Account Balance Contingent Beneficiary Name		Social Security Number	Date of Birth

	Street Address	City	State	Zip Code

	( )	Relationship (Required - If Relationship is not provided, request will be rejected and sent back for clarification.)
	Phone Number	❑ Spouse ❑ Child ❑ Parent ❑ Grandchild ❑ Sibling ❑ My Estate ❑ A Trust ❑ Other ❑ Domestic Partner

#2	.

	% of Account Balance Contingent Beneficiary Name		Social Security Number	Date of Birth

	Street Address	City	State	Zip Code

	( )	Relationship (Required - If Relationship is not provided, request will be rejected and sent back for clarification.)
	Phone Number	❑ Spouse ❑ Child ❑ Parent ❑ Grandchild ❑ Sibling ❑ My Estate ❑ A Trust ❑ Other ❑ Domestic Partner

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Last Name	First Name	M.I.	Social Security Number	Number

#3	.

	% of Account Balance Contingent Beneficiary Name		Social Security Number	Date of Birth

	Street Address	City	State	Zip Code

	( )	Relationship (Required - If Relationship is not provided, request will be rejected and sent back for clarification.)
	Phone Number	❑ Spouse ❑ Child ❑ Parent ❑ Grandchild ❑ Sibling ❑ My Estate ❑ A Trust ❑ Other ❑ Domestic Partner

Replacement Information (Not Required for Self-Enrollments)

Do you have any existing life insurance or annuity contracts?  ❑ Yes  ❑ No

(If “Yes,” the applicable disclosure and replacement forms must be attached.)

Will the proposed annuity replace, discontinue, or change an existing policy or contract?   ❑ Yes   ❑ No

(If “Yes,” the applicable disclosure and replacement forms must be attached.) Please submit any required transfer paperwork for processing the transaction. Also, any required disclosure forms (State Replacement forms annuities/life as funding source, where applicable) or Switch forms (annuities or mutual funds as funding source).

What is the existing face value of all your life insurance policies? $

Participant Agreement and Required Signature(s)

I agree to the terms and conditions stated in this Participant Enrollment form with respect to the account that is established with it. I agree that this account is subject to all of the terms and conditions of my employer’s written plan.

Fees and Expenses: I acknowledge and agree that the fees described in the Mutual Fund Select Portfolio Disclosure Statement will apply to my account and are payable to Metropolitan Life Insurance Company for administrative and recordkeeping services for the MFSP portion of my plan account.
I understand that I will also pay fees and expenses for each mutual fund in which I have an investment. I further understand that mutual funds may impose redemption fees on certain transfers, redemptions or exchanges if assets are held less than the period stated in the mutual fund’s prospectus or other disclosure documents. I acknowledge that I will pay fees and expenses for variable annuity products and their investment options, and that certain withdrawal charges may apply for both variable and fixed annuities. For more information on fees and expenses, I will refer to the respective mutual fund and/or annuity prospectus.

Investment Options: I understand that by signing and submitting this Participant Enrollment form for processing, I am requesting to have the account that is established under this form allocated to the investment options under the Plan that I have selected in accordance with the Investment Option
Information section of this form. I understand and acknowledge that all payments and account values, when based on the investment of a variable annuity or a mutual fund option, are not guaranteed and may fluctuate, and upon redemption, units or shares may be worth more or less than their original cost. I understand the risks of investing. For all the investments I have chosen, I acknowledge that I have received the fund fact sheet or prospectus for each mutual fund in which I am making an allocation, and, as applicable, a prospectus for the Fixed Account Annuity and a prospectus for the variable annuity options. I also acknowledge the receipt of other disclosures, including, as applicable to my account: General Information About Your
Mutual Fund Select Portfolio (MFSP) Account, MFSP Disclosure Statement, Privacy Notice, Business Continuity Plan Disclosure, 403(b)(7) Custodial
Agreement and Fixed Annuity Disclosure.

Withdrawal Restrictions: I understand that the Internal Revenue Code (the “Code”) and/or my employer’s plan may impose restrictions on the availability of certain monies (amounts contributed and accruing after December 31, 1988) under Retirement Plans including 401(k), 403(b) and 457(b)
plans. The restricted monies generally may not be distributed to participants before the occurrence of one of the following, as allowed by the employer’s written plan: attainment of a specified age (generally age 59 1/2 for 403(b) plans, age 65 for 401(k) plans, and age 70 1/2 for 457(b) plans); severance of employment with the employer (due to total disability, retirement, termination or otherwise); financial hardship as defined under present or future IRS regulations (in which case only elective deferrals may be withdrawn); or death of participant. Certain exceptions apply to distributions from custodial accounts, from amounts contributed pursuant to a tax free rollover received from an IRA or another employer plan, of after-tax contributions, pursuant to qualified hurricane, disaster or recovery assistance legislation and due to plan terminations. With limited exceptions, withdrawals before age 59 1/2 are subject to a 10% Federal tax penalty (except for 457(b) plans). Withdrawals are generally subject to ordinary Federal income taxes. State income taxes may also apply. However, distributions attributable to designated Roth contributions, and the earnings on such contributions distributed after the applicable five-tax-year period, may not be subject to ordinary Federal income tax. Surrender charges may apply to distributions from the annuity products. Upon discontinuance of the annuity by your employer, distributions from the annuity products may be subject to a market value adjustment which may increase or decrease the value of your account. Any market value adjustment would not apply to transfers to approved products within the plan or on account of benefit responsive withdrawals initiated by participant, such as on account of your retirement, separation from service, distribution for a loan under the plan or Code hardship withdrawals.

Compliance With Employer’s Written Plan and/or the Code: I agree that my employer or Plan Administrator may take any action that may be necessary to ensure that my participation in the Plan is in compliance with any applicable requirement of employer’s written plan and/or the Code. I understand that the maximum annual limit on contributions is determined under the employer’s written plan and/or the Code. I understand that I am solely liable for any tax, penalty, or related costs if contributions made on my behalf exceed any applicable contribution limits. If I participated during the year in a retirement plan maintained by another employer, it is my responsibility to ensure that I do not exceed any applicable contribution limits.

I understand that if I am enrolling in a 403(b) plan and wish to invest in MFSP, either I or my Employer is required to establish an IRC section 403(b)(7)
custodial account for such mutual fund investments. If my Employer has not signed a 403(b)(7) Custodial Agreement, I further acknowledge that I am adopting the 403(b)(7) Custodial Agreement by signing this Participant Enrollment form.

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1009882-01
Last Name	First Name	M.I.	Social Security Number	Number

Incomplete Forms: I understand that my Participant Enrollment form must be complete and received by MetLife at the address below in time to process it prior to the receipt of any deposits. If not complete, I specifically consent to MetLife retaining all monies received and allocating them to the default investment option selected by the Plan. If no default investment option is selected, funds will be returned as required by law. I understand that I must call Service Provider or access the Web site in order to transfer monies from the default investment option.

Fraud Statement: I understand and agree to the attached document titled, “Fraud Statement and Disclosure”.

Account Corrections: I understand that it is my obligation to review all confirmations and quarterly statements for discrepancies or errors. Corrections will be made only for errors which I communicate within 90 calendar days of the last calendar quarter. After this 90 days, account information shall be deemed accurate and acceptable to me. If I notify Service Provider of an error after this 90 days the correction will only be processed from the date of notification forward and not on a retroactive basis.

Required Signature(s): My signature acknowledges that I have received, read, understand and agree to all pages of this form, and affirms that all information that I have provided is true and correct.

If your plan is subject to spousal consent requirements under Employee Retirement Income Security Act (ERISA) and/or your Plan Document, and you designate primary beneficiary(ies) other than your spouse, such designation will not be effective unless the spouse indicates agreement with the designation by signing the spousal consent section of this form.

Participant Signature	Date

A handwritten signature is required on this form. An electronic signature will not be accepted and will result in a significant delay.

City and State where signed
Financial services representatives should submit this paperwork to their affiliated Broker Dealer.

Participants, for self-enrollment (if you did not meet individually with a financial services representative), please fax your completed form to 1-866-745-5766.

Representative Acknowledgement

I acknowledge that I have delivered the fund fact sheet or prospectus for each mutual fund in which the participant is making an allocation, and, as applicable, a prospectus for the Fixed Account Annuity and a prospectus for the variable annuity options. I also acknowledge that I have delivered the applicable Enrollment Disclosure Package, which may include the General Information About MFSP and MFSP Disclosure Statement, Privacy Notice,
Business Continuity Plan Disclosure, and the Fixed Annuity Disclosure.

For participants who have selected the Annuity Option:

Does the applicant have existing life insurance policies or annuity contracts? ❑ Yes ❑ No

(If “Yes,” applicable disclosure and replacement forms must be attached.)

Will the contract applied for replace any existing life insurance or annuity contracts on the Annuitant’s life? ❑ Yes ❑ No

(If “Yes,” applicable disclosure and replacement forms must be attached.)

Registered Representative Signature	Broker/Dealer (BAI)

A handwritten signature is required on this form. An electronic signature will not be accepted and will result in a significant delay.

Printed Representative Name (First, Middle, Last)	Date

Broker/Dealer

Regional Office Approval and/or Principal Approval:

Print Name:	Signature:

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1009882-01
Last Name	First Name	M.I.	Social Security Number	Number

Fraud Statement and Disclosure

For information about our privacy policies visit https://www.metlife.com/about-us/privacy-policy/. For information on our U.S. Consumer Privacy
Policy that applies to residents of certain states, visit https://metlife.com/about-us/privacy-policy/us-consumer/.

Notice to Participant:

Before signing this enrollment form, please read the warning for the state where you reside and for the state where the insurance policy under which are applying for coverage was issued.

Alabama, Arkansas, District of Columbia, Louisiana, Massachusetts, New Mexico, Ohio, Rhode Island and West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

California: For your protection California law requires the following to appear on this form: Any person who knowingly presents false or fraudulent information to obtain or amend insurance coverage or to make a claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

Colorado: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies to the extent required by applicable law.

Florida: Any person who knowingly and with intent to injure, defraud or deceive any insurance company files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

Kansas and Oregon: Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and may be subject to penalties under state law.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maine, Tennessee, and Washington: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Maine: A Premium Tax may be assessed. The State Premium Tax is currently 2%.

Maryland: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Montana: The Early Withdrawal Charge on purchase payments withdrawn is as follows (During purchase payment year/Percentage): 1/7%; 2/6%;
3/5%; 4/4%; 5/3%; 6/2%; 7/1%; 8 & after/0%

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Pennsylvania and all other states: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Puerto Rico: Any person who knowingly and with the intention to defraud includes false information in an application for insurance or files, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Vermont: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

New York: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated
value of the claim for each such violation.

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((PAGE LEFT INTENTIONALLY BLANK))

TO FOLLOW IS THE DISCLOSURE PACKAGE.

THESE PAGES ARE TO REMAIN WITH THE

PARTICIPANT.

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Enrollment Disclosure Package And Important Notices Regarding Your Plan Account

❑	General Information About Your MFSP Plan Account

❑	MFSP Disclosure Statement

❑	Privacy Notice

❑	Important Annuity Buyer’s Guide Requirements and Disclosures

❑	Business Continuity Plan Disclosure

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MFSP Disclosure Package

General Information About Your MFSP Plan Account

General Tax Information: I understand that the Internal Revenue Code (the “Code”) and/or my employer’s plan may impose restrictions on the availability of certain monies (amounts contributed and accruing after December 31, 1988)
under
Retirement Plans including 401(k), 403(b) and 457(b) plans. The restricted monies generally may not be distributed to participants before the occurrence of one of the following, as allowed by the employer’s written plan: attainment of retirement age (generally age 59 1⁄2 for 403(b) plans and 70 1⁄2 for 457 plans); severance of employment with the employer (due to total disability, retirement, termination or otherwise); financial hardship as defined under present or future IRS regulations (in which case only elective deferrals may be withdrawn); or death of participant. Certain exceptions apply to distributions from custodial accounts, from amounts contributed pursuant to a tax free rollover received from an IRA or another employer plan, of after-tax contributions, pursuant to qualified hurricane, disaster or recovery assistance legislation and due to plan terminations. With limited exceptions, withdrawals before age 59 1⁄2 are subject to a 10% Federal tax penalty (except for
457(b) plans). Withdrawals are generally subject to ordinary Federal income taxes. State income taxes may also apply.
However, distributions attributable to designated Roth contributions, and the earnings on such contributions distributed after the applicable five-tax-year period, may not be subject to ordinary Federal income tax. Surrender charges may apply to distributions from the Fixed Account Annuity. Upon discontinuance of the annuity by your employer, distributions from the
Fixed Account Annuity may be subject to a market value adjustment which may increase or decrease the value of your account. Any market value adjustment would not apply to transfers to approved products within the plan or on account of benefit responsive withdrawals initiated by participant, such as on account of your retirement, separation from service, distribution for a loan under the plan or Code hardship withdrawals.

Designated 403(b)/401(k) Roth Accounts: If amounts have been held for you under any Designated Roth Account under your employer’s plan for at least five years, then any withdrawal, distribution or payment of these amounts made on account of death, disability, or after attainment of age 59 1⁄2 is generally free of Federal income tax. Unlike Roth IRAs, withdrawals, distributions and payments that do not meet the five year rule will generally be taxed on a pro-rated basis with respect to earnings and after-tax contributions. The 10% penalty tax will generally apply on the same basis as a traditional pre-tax account under the Plan. Additionally, rollover distributions may only be made tax-free into another Designated Roth Account or into a Roth IRA as permitted under the Federal income tax law. Contributions which are designated to be made to a 403(b)
Roth contribution program under your employer’s plan must be aggregated with all other elective deferral contributions made under retirement plans of your employer or a related employer for purposes of applying the limit on contributions below.

Contribution Limits: Contributions made on the enrollment form are intended to be within applicable deferral and contribution limits. If any contribution specified on the enrollment form exceeds any applicable limit, either you or your employer may reduce the salary-reduction contribution to the greatest amount that would cause all contributions to be within all limits. Subject to applicable law, you or the employer (without consent by or notice to the other party) may instruct a corrective disbursement of any contribution that does not satisfy all applicable limits.

Changing Contributions: Unless your plan or your employer requires otherwise, you may increase or decrease your contributions at any time.

Stopping Contributions: At any time, you may stop your contributions by submitting a Salary Deferral Agreement. See
“Effective Date” below for additional information.

Effective Date: New contribution elections and subsequent changes are effective as soon as administratively feasible in accordance with the terms of your plan.

Corrections: If your employer, plan administrator, or MetLife mistakenly directs your contributions to a contract, mutual fund, or account other than according to your direction, any of them may correct the mistake, which includes withdrawing or redeeming an amount from one contract fund, mutual fund or account and making a purchase payment into another contract, mutual fund or account.

Funding Choices: Except as otherwise provided by the plan, you choose how to allocate your contributions among the options available as permitted by your employer under the terms of the plan. You alone are responsible for your decisions.
Your direction applies to all contributions. Any change will be effective only when your request for changes has been accepted by MetLife. If the plan permits, subject to applicable tax law, you have the right to transfer amounts to another contract or custodial account.

Changes to the Mutual Fund Funding Choices: Your employer is permitted to make changes to the mutual funds that are offered in your plan. If it makes changes, you will be notified by your employer of the impact on your plan account and whether you need to take any action with respect to your contribution or plan account allocations.

Other Changes by Your Employer: Your employer is responsible for determining your eligibility to participate in its plan and for making your contributions to the appropriate plan. If any contribution is mistakenly remitted to the wrong plan, your employer must instruct a disbursement from that plan, including the underlying contract and/or custodial account for the purpose of restoring the contribution to the appropriate plan.

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Account Statements: Please carefully read each account statement as soon as you receive it. Please contact MetLife in writing about anything that you think may be incorrect. Send this to the MetLife address specified on your statement. Unless
MetLife receives your written objection within 90 days of the date on an account statement (or the time provided by the relevant Service Agreement), the statement is considered to be true and accurate.

Responsibility of Your Plan: Retirement plans are subject to numerous Internal Revenue code requirements, and, in some cases, fiduciary and other duties under the Employee Retirement Income Security Act of 1974 (“ERISA”). Your employer is solely responsible for whether your plan complies with these requirements and other laws.

Notice Regarding Tax and Legal Advice: MetLife may not give legal or tax advice. Any discussion of taxes in this communication or related to this communication is for general information purposes only and does not purport to be complete or to cover every situation. Tax law is subject to interpretation and legislative change. Tax results and the appropriateness of any product for any specific taxpayer may vary depending on the facts and circumstances. You should consult with and rely on your own independent legal and tax advisers regarding your particular set of facts and circumstances.

Circular 230 Disclaimer: The information contained in this communication (including attachments) concerning Federal tax issues is not intended to (and cannot) be used by anyone to avoid IRS penalties. This communication is intended to support the sale of MetLife insurance and annuity products and other financial products and services. You should seek advice based on your particular circumstances from an independent tax advisor.

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 Mutual Fund Select Portfolios (‘‘MFSP’’)

 Disclosure Statement

About Your MFSP Account: MFSP is a program that Metropolitan Life Insurance Company and its affiliates (“MetLife”)
make available to participants in retirement plans and deferred compensation arrangements that are permitted to invest their plan accounts in mutual fund shares. Your employer or a third party appointed by your employer (other than MetLif
e or any of its affiliates) selects the mutual funds (“Funds”) that are offered as investment options under its plan. The Funds may also be offered with a fixed annuity account option issued by MetLife Insurance Company USA or Metropolitan Life
Insurance Company.

Investment Risks: Mutual funds are sold by prospectus, which is available from your registered representative.
Please carefully consider investment objectives, risks, charges, and expenses before investing. For this and other information about any mutual fund investment, please obtain a prospectus and read it carefully before you invest.
Investment return and principal value will fluctuate with changes in market conditions such that mutual fund shares may be worth more or less than original cost when redeemed.

Your Expenses for Investing in the MFSP Funds: You pay Fund investment management fees, other expenses, 12b-1 fees and redemption fees (if any) on each mutual fund investment in your plan MFSP account. These fees and expenses vary by the Fund. Please refer to each Fund’s prospectus for a description of these fees and expenses.

MetLife Compensation Received From the Funds: Metropolitan Life Insurance Company and/or its affiliates also receive compensation from the Funds and/or their affiliates with respect to participants account balances for certain recordkeeping, administration and distribution services, which also vary by Fund. Different Funds provide MetLife and/or its affiliates different compensation. Therefore, this compensation may vary over time based on the Funds that are made available under the plan and participants’ account allocations in the various Funds. Upon written request, MetLife will provide the current rates of compensation for Funds in your plan and any related information reasonably requested. Please direct any such request to MetLife Holdings, Client Services, 11225 North Community House Road, Charlotte, NC 28277. Please make sure you understand all the fees and expenses related to the investment of your MFSP account in the Funds. If you need additional information, please contact MetLife at the address indicated above.

Plan Expense Account: Your employer may establish an account under your plan for the payment of plan expenses.
Depending on the arrangement authorized by your employer, MetLife may credit this account with all or a portion of the compensation it receives from MFSP Funds (described in the preceding paragraph).

Plan Administrative Fees and Other Expenses Paid by You and/or the Plan: MetLife receives compensation for administrative and recordkeeping services it provides for the plan. Depending on the arrangement authorized by your employer, MetLife’s compensation for these services (1) consists of (a) the compensation it receives from Funds (described above), (b) a separate per participant fee or basis point fee on plan assets, or (c) a combination of both; and (2) generally, is paid by charging participants’ plan accounts, or, at the employer’s direction, from the plan expense account. At the employer’s direction, MetLife also may be required to charge participants’ plan accounts or the plan expense account and remit fees to third parties for plan services they provide, such as administrative, trust, custodial, investment advisory, or consulting services.

For information about your plan’s fee arrangement with MetLife, please see the Mutual Fund Select Portfolios Disclosure
Statement that has been prepared specifically for your plan, which is included in the Enrollment book or can be obtained from your employer.

Investment Instructions: You may give investment instructions on any Business Day (which usually includes all days the New York Stock Exchange is open). You must call Service Provider on the telephone number listed on your quarterly statement before 4:00 p.m. Eastern Time (or the earlier close of regular trading on the NYSE) in order for us to process your investment instructions on the same Business Day. Any investment instructions received in good order after that time will be processed on the next Business Day. In addition, your plan may impose additional restrictions on investment transactions.

Investment Advice/Recommendations: Neither MetLife, nor any of its employees, will provide investment recommendations or give investment advice of any kind in regard to your plan MFSP account. By signing the Enrollmen
t Form, you confirm that no MetLife employee, made any investment recommendations or gave any investment advice of any kind. If you’re interested in asset allocation services, please ask your Financial Services Representative.

Prospectus: You have been provided a fund fact sheet or prospectus for each of the MFSP Funds available in your plan. If you allocate plan contributions or transfer any part of your plan account into a Fund for which you do not have an account balance, you will be provided a prospectus for that Fund. Whenever you want a prospectus (or any other disclosure information), please call your Financial Services Representative.

Mutual funds are offered by MetLife Investors Distribution Company (member FINRA), 1095 Avenue of the Americas,
New York, NY 10036. Strategic Value Annuity and Gold Track Select are issued by Brighthouse Life Insurance Company,
Charlotte, NC 28277 or Metropolitan Life Insurance Company (MLIC), New York, NY 10166.

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Our Privacy Notice

We know that you buy our products and services because you trust us.

Metropolitan Life Insurance Company

Metropolitan Tower Life Insurance Company

Things to know before you begin

•	This notice explains how we protect your privacy and treat your personal information.

•	It applies to current and former customers. “Personal information” here means anything we know about you personally.

SECTION 1: Protecting your information

We take important steps to protect your personal information. We treat it as confidential. We tell our employees to take care in handling it. We limit access to those who need it to perform their jobs. Our outside service providers must also protect it, and use it only to meet our business needs. We also take steps to protect our systems from unauthorized access. We comply with all laws that apply to us.

SECTION 2: Collecting your information

We typically collect your name, address, age, and other relevant information. For example, we may ask about your:

•	finances

•	creditworthiness

•	employment

We may also collect information about any business you have with us, our affiliates, or other companies. Our affiliates include life insurers, a legal plans company and a securities broker-dealer. In the future, we may also have affiliates in other businesses.

SECTION 3: How we get your information

We get your personal information mostly from you. We may also use outside sources to help ensure our records are correct and complete. These sources may include consumer reporting agencies, employers, other financial institutions, adult relatives, and others. These sources may give us reports or share what they know with others. We do not control the accuracy of information outside sources give us. If you want to make any changes to information we receive from others about you, you must contact those sources.

SECTION 4: Using your information

We collect your personal information to help us decide if you’re eligible for our products or services. We may also need it to verify identities to help deter fraud, money laundering, or other crimes. How we use this information depends on what products and services you have or want from us. It also depends on what laws apply to those products and services. For example, we may also use your information to:

•	administer your products and services

•	process claims and other transactions

•	perform business research

•	confirm or correct your information

•	market new products to you

•	help us run our business

•	comply with applicable laws

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SECTION 5: Sharing your information with others

We may share your personal information with others with your consent, by agreement, or as permitted or required by law.
We may share your personal information without your consent if permitted or required by law. For example, we may share your information with businesses hired to carry out services for us. We may also share it with our affiliated or unaffiliated business partners through joint marketing agreements. In those situations, we share your information to jointly offer you products and services or have others offer you products and services we endorse or sponsor.

Other reasons we may share your information include:

•	doing what a court, law enforcement, or government agency requires us to do (for example, complying with search warrants or subpoenas)

•	telling another company what we know about you if we are selling or merging any part of our business

•	giving information to a governmental agency so it can decide if you are eligible for public benefits

•	giving your information to someone with a legal interest in your assets (for example, creditor with a lien on your account)

•	those listed in our “Using Your Information” section above

Additionally, in certain circumstances, your representative may be permitted to take your information if he/she changes firms so that he/she may continue to provide services to you through the new firm.

SECTION 6: Opting out

Affiliate Sharing/Joint Marketing. You may tell us not to share your information with our affiliates for their own marketing purposes or unaffiliated business partners as part of a joint marketing arrangement. Even if you do not
“opt out,” we will not share your information with unaffiliated companies for their own marketing purposes without a joint marketing arrangement.
We will give you an “opt-out” form when we first issue your policy. You can also “opt out” anytime by contacting us at the address below.

Mail:	Website:	Fax:
MetLife Privacy Office P. O. Box 489 Warwick, Rhode Island 02887-9954	www.metlife.com/about/privacy-policy/opting-out	(877) 638-7684

If you hold a policy or account jointly with someone else, we will accept instructions from either of you, and apply them to the entire policy or account.

SECTION 7: Accessing and correcting your information

You may ask us for a copy of the personal information we have about you. Generally, we will provide it as long as it is reasonably locatable and retrievable. You must make your request in writing listing the account or numbers with the information you want to access. For legal reasons, we may not show you anything we learned as part of a claim or lawsuit, unless required by law.

If you tell us that what we know about you is incorrect, we will review it. If we agree, we will update our records.
Otherwise, you may dispute our findings in writing, and we will include your statement whenever we give your disputed information to anyone outside MetLife.

SECTION 8: Questions

We want you to understand how we protect your privacy. If you have any questions about this notice, please contact us.
When you write, include your name, address, and policy or account number.

Send privacy questions to:

MetLife Privacy Office

P.O. Box 489

Warwick, RI 02887-9954

privacy@metlife.com

We may revise this privacy notice. If we make any material changes, we will notify you as required by law. We provide this privacy notice to you on behalf of the MetLife companies listed at the top of the first page.

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Important Annuity Buyer’s Guide Requirements and Disclosures

State	Fixed Account Buyer’s Guide(s)	Variable Annuity Buyer’s Guide(s)

AL - Alabama	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE
AK - Alaska	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	No Buyer’s Guide

AZ - Arizona	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE
AR - Arkansas	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	No Buyer’s Guide

CA - California	No Buyer’s Guide	No Buyer’s Guide
CO - Colorado	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE

CT - Connecticut	No Buyer’s Guide	No Buyer’s Guide
DE - Delaware	No Buyer’s Guide	No Buyer’s Guide

DC - District of Columbia	No Buyer’s Guide	No Buyer’s Guide
FL - Florida	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE

GA - Georgia	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE
HI - Hawaii	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	No Buyer’s Guide

ID - Idaho*	No Buyer’s Guide	No Buyer’s Guide
IL - Illinois	No Buyer’s Guide	No Buyer’s Guide

IN - Indiana	No Buyer’s Guide	No Buyer’s Guide
IA - Iowa	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE

KS - Kansas	No Buyer’s Guide	No Buyer’s Guide
KY - Kentucky	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE

LA - Louisiana	No Buyer’s Guide	No Buyer’s Guide
ME - Maine	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE

MD - Maryland	No Buyer’s Guide	No Buyer’s Guide
MA - Massachusetts	No Buyer’s Guide	No Buyer’s Guide

MI - Michigan	No Buyer’s Guide	No Buyer’s Guide
MN - Minnesota	No Buyer’s Guide	No Buyer’s Guide

MS - Mississippi	No Buyer’s Guide	No Buyer’s Guide
MO - Missouri	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE

MT - Montana	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	No Buyer’s Guide
NE - Nebraska	No Buyer’s Guide	No Buyer’s Guide

NV - Nevada	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	No Buyer’s Guide
NH - New Hampshire	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE

NJ - New Jersey	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	No Buyer’s Guide
NM - New Mexico	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	No Buyer’s Guide

NY - New York	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE
NC - North Carolina	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	No Buyer’s Guide

Metropolitan Life Insurance Company | 200 Park Avenue | New York, NY 10166 MLR8115013-2 L0523031904[exp0525][All States][DC] © 2023 MetLife Services and Solutions, LLC

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Important Annuity Buyer’s Guide Requirements and Disclosures

State	Fixed Account Buyer’s Guide(s)	Variable Annuity Buyer’s Guide(s)
ND - North	No Buyer’s Guide	No Buyer’s Guide
Dakota
OH - Ohio	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE
OK - Oklahoma	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	No Buyer’s Guide
OR - Oregon	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	No Buyer’s Guide
PA -	No Buyer’s Guide	No Buyer’s Guide
Pennsylvania
RI - Rhode Island	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE
SC - South	https://metlife.quadientcloud.com/app/eforms/&DOCID=BUYERGUIDE	No Buyer’s Guide
Carolina
SD - South	No Buyer’s Guide	No Buyer’s Guide
Dakota
TN - Tennessee	No Buyer’s Guide	No Buyer’s Guide
TX - Texas	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE
UT - Utah	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	No Buyer’s Guide
VT - Vermont	No Buyer’s Guide	No Buyer’s Guide
VA - Virginia	No Buyer’s Guide	No Buyer’s Guide
WA -	No Buyer’s Guide	No Buyer’s Guide
Washington
WV - West	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE
Virginia
WI - Wisconsin	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICFAGUIDE	https://metlife.quadientcloud.com/app/eforms/&DOCID=NAICVAGUIDE

*New enrollments are no longer permitted in Idaho.

Metropolitan Life Insurance Company | 200 Park Avenue | New York, NY 10166 MLR8115013-2 L0523031904[exp0525][All States][DC] © 2023 MetLife Services and Solutions, LLC

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Navigating life together

OUR BUSINESS CONTINUITY PLAN

MetLife has a documented corporate policy requiring each Business Unit to develop a resiliency plan.
Pursuant to this policy, the IT Risk & Security department has the responsibility of coordinating the development, testing and maintenance of these plans. IT Risk & Security also manages contracts with several enterprise recovery services vendors and is responsible for management reporting on all aspects of resiliency. A formal process that includes a continuous review of internal controls enforces the corporate policy on resiliency. Further, the Internal Audit department assesses compliance with business resiliency standards in their audits of business processes, systems and applications.

Resiliency plans are required to be developed, approved by management and tested for MetLife business locations and production IT systems and applications. Plans are maintained in enterprise repositories and are updated regularly or as needed by business and IT owners.

RISK ASSESSMENT

MetLife’s IT Risk and Security department periodically takes steps to identify reasonably foreseeable internal and external threats that could result in unauthorized disclosure, misuse, alteration, or destruction of customer information contained in its IT systems, applications and databases. These threats include; but are not limited to, items of force majeure (e.g. natural disasters, strikes, unavoidable events or accidents, etc.), and regional outages that affect people, business and/or technology operations. Additionally, on an ongoing basis, MetLife assesses the likelihood and potential impact of internal or external threats, taking into consideration the sensitivity of customer information that might be compromised.

These processes subsequently identify MetLife’s top Global Resiliency (GR) risks, developed from
MetLife’s Corporate Risk Management methodology, as part of MetLife’s overall enterprise risk assessment each year.

MetLife also assesses the sufficiency of GR policies, standards, and procedures in place to control risks.
MetLife reviews these policies, standards, procedures and other arrangements on an ongoing basis and updates them whenever warranted. The Business Continuity Management Program is independently assessed approximately every 3 years. The next scheduled assessment is 2021. The 2018 independent program assessment resulted in an “Optimized” rating.

PLAN STRUCTURE

At MetLife, resiliency planning follows the lending of best business practices; International Standards
Organization (ISO) 22301, Disaster Recovery Institute International Professional Practices, Business
Continuity Institute Good Practice Guide, Federal Financial Institution Examination Council (FFIEC)
Guidelines and industry best practices. Plans consist of designated teams each with a leader and alternate leader following specific written instructions. Plans are maintained in a database, which is replicated between two sites that are geographically separated.

For areas requiring high availability, such as call centers and critical business applications, redundancy is leveraged to ensure timely failover in the event of an outage. For example, in the event of a specific call center outage, designated agents can work from home and receive/make calls.

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Navigating life together

PLAN MAINTENANCE

Updating the business continuity and disaster recovery plans is an ongoing initiative. Business units are required to review, update (as needed) and certify their resiliency plans on a yearly basis. The Global
Resiliency team monitors the maintenance process and reports to senior management plans that are not in compliance with this maintenance policy.

PLAN TESTING

Testing is scheduled regularly by Global Resiliency according to plan criticality and ranges from conference room “structured walk-throughs” to physical relocation of data and restoration of systems and applications at an external facility. The testing program is designed to demonstrate the ability to meet the service levels defined by the Business Units and to ensure the recovery teams responsible for executing the recovery plans are trained and capable of executing their plans. Exceptions are recorded for remediation and re-testing.

SUMMARY

Each MetLife business unit is protected by a business continuity plan that is mandated by corporate policy, tested regularly, and coordinated by the enterprise Global Resiliency team. The overall program is periodically independently assessed by Internal Audit aligned to their risk-based strategy. Recovery resources have been planned ahead of time, and contractual agreements are in place with external vendors to provide “on demand” recovery services as needed.

MetLife will continue to monitor, evaluate and adjust our Business Resiliency program as appropriate based on changes in technology, internal or external threats, and MetLife’s own changing business arrangements, such as mergers and acquisitions, alliances and joint ventures, and outsourcing arrangements.

Zulfiqar Ahmed

Senior Vice President & CISO, IT Risk & Security

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